66 Bovet Road Suite 100 San Mateo, CA 94402 650‐343‐9300 SRTREIT.com SHAREHOLDER NEWSLETTER                                        May 15, 2017 1 Dear Fellow Shareholder, In recent quarters, we have focused on our new urban retail acquisitions and investments in San Francisco and Los Angeles.  This quarter we  would like to update you on our legacy assets and our two value‐add joint ventures. Legacy Portfolio We began the year with eight legacy or original properties and since then we have sold two of those, Pinehurst Square East in Bismarck, ND  for $19,200,000 and Woodland West in Arlington, TX for $14,600,000.  Some of the proceeds of these sales were reinvested in the  acquisitions of 388 Fulton in San Francisco’s Hayes Valley and 3701‐3713 Sunset Boulevard in the Silver Lake neighborhood of Los Angeles.  This quarter we renewed the lease with BI‐LO for their store in Chester, SC.  The lease for this 45,800 sf store was due to expire in September  2019 and we were able to extend the lease to September 2026, which we hope will make the property easier to sell and to achieve a better  price. At Topaz in Hesperia, CA Kaiser Permanente took possession of their space this quarter for a new health care clinic which backfills a portion of  the space left vacant by the bankruptcy of the former grocery anchor Fresh and Easy. We will continue to try to lease the balance of the  vacant space at the center. Gelson’s on Sunset & Gardner – Los Angeles, CA Fulton Street Shops – San Francisco, CA Important Dates Most Recent 10Q Filing  05/11/2017 Next 10Q Filing Deadline 8/18/2017 Next Shareholder Newsletter 8/18/2017 Last Distribution Payment  04/28/2017 Next Distribution Payment  7/31/2017 Cochran Bypass (Bi‐Lo)   Chester, SC SGO Joint Venture The SGO JV was our first JV with Oaktree and we have one remaining property, Osceola Village in Kissimmee, FL. The center is  anchored by a Publix grocer and an hhgregg appliance store.  The center is 122,000 sf and was approximately 77% leased when the  venture acquired the property in 2015.  Since that time we have increased the occupancy to 92%, built out a pad for a PepBoys store and Publix has seen their sales increase by over 10% per year for the past three years in a row.  When this Publix store  opened it was ahead of time in terms of the population base but over the past few years the rooftops have come and new roads  have increased traffic to where this is now a very strong location.   Recently the hhgregg chain filed for a bankrupt liquidation, which in this case, may help the value of our center.  hhgregg is a company that has been on the watch list for many retail investors for years.  They have been at death’s door step and as such the  value of the center has suffered accordingly.  Later this year we expect that they will cancel their lease and give back their space  after they liquidate.  So far we have received very good interest in the space from strong national retailers who, if we can sign  them, should help the value of the center. Osceola Village Kissimmee, FL

SHAREHOLDER NEWSLETTER                                        May 15, 2017 2 SGO Joint Venture Cont’d In addition,  we are working to buildout one of the remaining developable pads in the front of the center for a local credit union and  a regional restaurant chain.  This new development would add about 6,200 sf to the center and would be a profitable addition to  the mix.   We are hopeful the releasing of the hhgregg space to a strong national co‐anchor tenant and the successful completion of  the pad development will position the center for a sale in 2018.  SGO MN The SGO MN JV was the second JV we did with Oaktree to acquire a portfolio of 15 properties totaling about $80,000,000 in the upper Midwest.  This was an opportunistic purchase from a public REIT that was divesting its retail holdings to focus on multifamily  properties.  Since then we have sold seven properties, with the latest being a Barnes and Noble in Omaha, NE.  The first sales all  met or exceeded our expectations while the Barnes and Nobles sale fell short of our target, however, on the whole we are still on  target to achieve our goals.  This summer we are focused on the renovation of Westlake Center, a grocery anchor center located in  Forest Lake, MN, which is a suburb of Minneapolis.  The center is anchored by a new Aldi Grocery store along with Office Max and Northern Tool.  We have recently signed a lease with PetSmart for 20,712 sf to go in next to Aldi’s.  At the northern end of the center of the street is a vacant automotive center that we have been working to renovate and release.  We recently received  approval from the city to begin construction on the renovation of the property.  We believe we are close to signing a lease with a  major international restaurant chain and  are in talks with two other users for the balance of the space.  We are hopeful we will  have this center stabilized early next year and ready for sale.   . Sincerely, Strategic Realty Trust, Inc. Andrew Batinovich CEO Strategic Realty Trust is a non‐traded real estate investment trust and is focused on building a portfolio of high quality urban and street retail properties in major  west coast markets.  In addition the Company has an active value‐add joint venture platform with institutional partners. Strategic Realty Trust and its affiliates own  22 properties with over 1,400,000 square feet.  For more information please visit the Company’s website at www.srtreit.com.  The Company is advised by SRT  Advisors, LLC an affiliate of Glenborough, LLC.  Glenborough also acts as the Company’s property manager.  For more information please visit Glenborough’s website  at www.glenborough.com The foregoing includes forward‐looking statements within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The Company intends that such forward‐looking statements be subject to the safe  harbors created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements regarding the intent, belief or current  expectations of the Company and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “hope”, “hopeful”, “may,”  “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Readers are cautioned not to place undue reliance on these forward‐looking statements, which speak  only as of the date they are made. The Company undertakes no obligation to update or revise forward‐looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future  operating results over time, unless required by law. Such statements are subject to known and unknown risks and uncertainties which could cause actual results to differ materially from those contemplated by such  forward‐looking statements. The Company makes no representation or warranty (express or implied) about the accuracy of any such forward‐looking statements. These statements are based on a number of assumptions  involving the judgment of management. The Company can provide no assurances as to its ability to acquire properties that are consistent with its strategic plan, sell properties in its current portfolio, successfully manage  the existing properties in its portfolio, successfully develop its redevelopment projects and execute potential strategic alternatives. These statements also depend on factors such as future economic, competitive and  market conditions and other risks identified in Part I, Item IA of the Company’s Annual Report on Form 10‐K for the year ended December 31, 2016 and subsequent periodic reports, as filed with the SEC. Actual events may  differ materially from the anticipated events discussed above. Westlake Center – Forest Lake, MN Westlake Center – Forest Lake, MN Rendering of vacant automotive space renovation